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                                                           EXHIBIT 10.2

EAC 1995 Stock Option Plan

      1. Objectives. The EAC 1995 Stock Option Plan (the "Plan") is designed to attract and retain executives and other selected employees whose skills and talents are important to the Company's operations, and reward them for making major contributions to the success of the Company. These objectives are accomplished by making long-term incentive awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

      2.   Definitions.

      (a) "Award" - The grant of a stock option, to a Plan Participant pursuant to such terms, conditions, performance requirements, and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

      (b) "Award Agreement" - An agreement between the Company and a Participant that sets forth the terms, conditions, performance requirements, and limitations applicable to an Award.

      (c)  "Board" - The Board of Directors of EAC.

      (d) "Capital Stock" or "stock" - Authorized and issued or unissued, $__________ par value, capital stock of the Company.

      (e) "Code" - The Internal Revenue Code of 1986, as amended from time to time.

      (f) "Committee" - The committee designated by the Board to administer the Plan. The Committee shall be constituted to permit the Plan to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor rule. No member of the Committee may receive Awards under the Plan, other than in accordance with Section 7 hereof.

      (g) "Company" - EAC Industries, Inc. ("EAC") and its subsidiaries including subsidiaries of subsidiaries and partnerships and other business ventures in which EAC has a significant equity interest, as determined in the sole discretion of the Committee.

      (h) "Fair Market Value" - The average of the high and low sale prices of Capital Stock as reported by the National Association of Securities Dealers Automatic Quotation System ("NASDAQ") for the date in question, provided that, if no sales of Capital Stock were made on that date, the average of the closing bid and asked quotations for the Capital Stock on such date, as reported by the NASDAQ.
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      (i)  "Non-Employee Director" - A member of the Board of Directors who is not, nor in the preceding twelve months has been, an employee of the Company.

      (j) "Participant" - An employee of the Company or a member of the Board to whom an Award has been made under the Plan.

      3. Eligibility. Employees of the Company eligible for an Award under the Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee can have a significant effect on the success of the Company.

      4. Capital Stock Available for Awards. The number of shares that may be issued under the Plan for Awards granted during the term of the Plan is 230,000. Capital Stock related to Awards that are forfeited, terminated, expire unexercised, settled in such manner that all or some of the shares covered by the Award are not issued of the shares covered by the Award are not issued to a Participant, shall immediately become available for Awards.

      5. Administration. The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan, to grant waivers of Award restrictions, and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan.

      6.   Awards.  Awards shall be made in the form of stock options.
The Committee shall set forth in the related Award Agreement the terms, conditions, performance requirements, and/or limitations applicable to each Award; provided, that in no event shall any option granted hereunder be exercisable more than ten years after the date of grant. No Participant may receive Awards of stock options in any calendar year which, in the aggregate, relate to more than 75,000 shares. Stock options granted hereunder shall be limited a grant of a right to purchase a specified number of shares of Capital Stock the purchase price of which shall not be less than 100% of Fair Market Value on the date of grant of such right, as determined by the Committee. A stock option may be in the form of an incentive stock option ("ISO") which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code which, among other limitations provides that the aggregate Fair Market Value (determined at the time the option is granted) of Capital Stock for which ISO's are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000; that ISO's shall be priced at not less than 100% of the Fair Market Value on the date of the grant; and that ISO's shall be exercisable for a period of not more than ten years. The number of shares of stock that shall be available for ISO's granted under the Plan is limited to 230,000.

      7. Awards to Non-Employee Directors. On the date of each annual meeting of shareholders of the Company occurring on or after the Effective Date of the Plan, each Non-Employee Director who is a Non-Employee Director after such meeting of shareholders shall be granted an Option to purchase 2,500 shares of Capital Stock at a purchase price per share equal to

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the Fair Market Value of a share of Stock on the date of grant of such
Option. Each such Option shall be exercisable in full six months after the date of grant and shall be exercisable for a period of ten years. Except as provided in this Section 7, no Non-Employee Director shall be eligible to be granted any other Awards under this Plan. The maximum number of Options that may be granted to all Non-Employee Directors shall not exceed 30% of shares covered by the Plan.

      8. Stock Option Exercise. The price at which shares of Capital Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise in cash or, if permitted by the Committee, by means of tendering previously-owned Capital Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Capital Stock and may impose such conditions on the use of Capital Stock to exercise a Stock Option as it deems appropriate.

      9. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery shares under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. If Capital Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market when the tax withholding is required to be made.

      10. Amendment, Modification, Suspension or Discontinuance of the Plan. The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law; provided that the formula set forth in
Section 7 hereof shall not be amended more than once in any six-month period. Subject to changes in law or other legal requirements that would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the shares of Capital Stock the outstanding, to
(a) increase the aggregate number of shares of Capital Stock that may be issued under the Plan (except for adjustments pursuant to Section 13 of the Plan), (b) decrease the option price, (c) materially modify the requirements as to eligibility for participation in the Plan, (d) withdraw administration of the Plan from the Committee, or (e) extend the period during which Awards may be granted.

      11. Termination of Employment. If the employment of a Participant terminates, all unexercised Awards shall terminate 90 days after the date employment terminated, unless the Award Agreement provides otherwise.

      When a Participant's employment terminates (a) as a result of retirement with management approval in accordance with the terms of a Company retirement plan, (b) as a result of resignation from the Company and, in the judgment of the chief executive officer or other senior officers designated by the Company, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, or (c) in the event of a Participant's death or disability, the Committee may (in the form of an Award Agreement or otherwise) (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Awards granted

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prior to such termination and (ii) permit the exercise and vesting of such
Awards for such period as may be set forth in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (A) to beneficiaries so designated by the Participant; if none, then (B) to a legal representative of the Participant; if none, then (C) to the persons entitled thereto as determined by a court of competent jurisdiction.

      12. Nonassignability. Except pursuant to Section 11, no Award shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it was granted.

      13. Adjustments. In the event of any change in the outstanding Capital Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee may adjust proportionally (a) the number of shares of Capital Stock (i) reserved under the Plan, (ii) available for ISO's and Awards to Non-Employee Directors, (iii) for which Awards may be granted to an individual Participant, and (iv) covered by outstanding Awards; (b) the stock prices related to outstanding Awards and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any change affecting the Capital Stock or any distribution (other than normal cash dividends) to holders of Capital Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume Stock Options, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Stock Options for previously issued Stock Options or an assumption of previously issued Stock Options.

      14.  Governing Law.   The Plan and all determinations made and
actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of New York and construed accordingly.

      15. Effective and Termination Dates. The Plan shall become effective on the date it is approved by the holders of a majority of the shares of Capital Stock then outstanding. The Plan shall terminate ten years later, subject to earlier termination by the Board pursuant to
Section 10, after which no Awards may be made under the Plan, but any such terminations shall not affect Awards then outstanding or the authority of the Committee to continue to administer the Plan.

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